Exhibit 10.4

EXECUTION VERSION
SUSPENSION OF RIGHTS AGREEMENT

To:    JPMorgan Chase Bank, N.A., as Administrative Agent

From:    Otis Worldwide Corporation
Otis Intercompany Lending Designated Activity Company

Date:    August 20, 2021

Ladies and Gentlemen:

Reference is made to the Revolving Credit Agreement dated as of February 10, 2020, as heretofore amended (the “Credit Agreement”), among Otis Worldwide Corporation, a Delaware corporation (the “Company”), Otis Intercompany Lending Designated Activity Company, a designated activity company organized under the laws of Ireland (together with the Company, the “Borrowers”, “we” or “us”), each other Subsidiary Borrower party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

1.We are writing to you in your capacity as the Administrative Agent under the Credit Agreement. Unless otherwise defined in this letter agreement, terms defined in the Credit Agreement have the same meaning as set forth therein when used in this letter agreement. The term “Non-USD Currency” in this letter agreement shall mean:

☒ Sterling

☐ EUR

☐ CHF

☐ JPY

2.Each of the Borrowers acknowledges that from December 31, 2021, panel submissions for all Non-USD Currency London interbank offered rate (“LIBOR”) tenors and 1-week and 2-month USD LIBOR tenors shall cease, following which representative LIBOR rates for such currencies and tenors shall cease to be available (the “2021 LIBOR Cessation”).

3.For good and valuable consideration, including delaying the incurrence of costs required to update the terms of the Credit Agreement in connection with the 2021 LIBOR Cessation, and in lieu of amending or waiving any terms of the Credit Agreement, each of the Borrowers agrees, effective as of the date first set forth above, that:

(a)    notwithstanding anything to the contrary in the Loan Documents (including any Exhibit attached to the Credit Agreement), (i) the Non-USD Currency shall not be available as an Alternative Currency under the Credit Agreement, and no Lender shall be obligated to make any Loan denominated in the Non-USD Currency and (ii) any and all outstanding Loans denominated in the Non-USD Currency shall be repaid or prepaid by the Borrowers on or before December 31, 2021;

(b)    notwithstanding anything to the contrary in the Loan Documents (including any Exhibit attached to the Credit Agreement), the Borrowers shall no longer be permitted to select an Interest Period of two months for any Borrowing denominated in US Dollars without consent of the Required Lenders; and

Exhibit 10.4

EXECUTION VERSION
(c)    if a notice or instruction is given under the Credit Agreement after the date first set forth above that selects (i) the Non-USD Currency as the currency of any Loan, such notice or instruction shall be deemed to be amended to select US Dollars as the currency of such Loan or (ii) an Interest Period of two months for Loans denominated in US Dollars, unless consented to by the Required Lenders, such notice or instruction shall be deemed to be amended to select an Interest Period of one month and, in each case, only such amended notice or instruction will have effect under the Credit Agreement.

4.Each of the Borrowers represents and warrants to the Administrative Agent and the Lenders that this letter agreement has been duly executed and delivered by such Borrower and constitutes a legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. Each of the Borrowers acknowledges that this letter agreement will be posted by the Administrative Agent to the Platform and agrees that each Lender may rely on, and shall be a third party beneficiary of, this letter agreement.

5.This letter agreement constitutes a Loan Document for all purposes of the Credit Agreement and the other Loan Documents. On and after the date first set forth above, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, as used in the Credit Agreement, shall refer to the Credit Agreement as modified hereby, and each reference in any other Loan Document to “the Credit Agreement” or words of like import shall refer to the Credit Agreement as modified hereby.

6.The provisions of Sections 8.09(a), 8.10 and 8.14 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

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Exhibit 10.4

EXECUTION VERSION
Very truly yours,

OTIS WORLDWIDE CORPORATION

By: /s/ Imelda Suit
Name: Imelda Suit
Title: Vice President, Treasurer

OTIS INTERCOMPANY LENDING DESIGNATED ACTIVITY COMPANY

By: /s/ Bradley G. Thompson
Name: Bradley G. Thompson
Title: Director

Exhibit 10.4

EXECUTION VERSION
Agreed and accepted by:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By: /s/ Jonathan Bennett
Name: Jonathan Bennett
Title: Executive Director